                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
            THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

      Filed by the Registrant /X/
      Filed by a party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or Rule
                 14a-12

                         LANDEC CORPORATION
    ------------------------------------------------------------
          (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the
                            Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or
           schedule and the date of its filing.
           (1)  Amount previously paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                 [LANDEC LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 12, 2000

TO THE SHAREHOLDERS OF LANDEC CORPORATION:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Landec Corporation ("Landec") will be held on Wednesday, April 12, 2000, at 5:00 p.m., local time, at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, CA 94065 for the following purposes:

    1. To elect four directors to serve for a term expiring at the Annual Meeting of Shareholders held in the second year following the year of their election and until their successors are duly elected and qualified;

    2. To ratify the appointment of Ernst & Young LLP as Landec's independent auditors for the fiscal year ending October 29, 2000; and

    3. To transact such other business as may properly come before the meeting or any postponement or adjournment(s) thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on February 15, 2000 are entitled to notice of and to vote at the meeting and any adjournment(s) thereof.

    All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ GEOFFREY P. LEONARD

                                          GEOFFREY P. LEONARD
                                          SECRETARY

Menlo Park, California
February 28, 2000
--------------------------------------------------------------------------------

                                   IMPORTANT

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

--------------------------------------------------------------------------------

                                 [LANDEC LOGO]

                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 12, 2000

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of Landec Corporation ("Landec" or "the Company"), a California corporation, for use at the Annual Meeting of Shareholders to be held on Wednesday, April 12, 2000 at 5:00 p.m., local time, or at any postponement or adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California, 94065. The telephone number at that location is (650) 598-9000.

    Landec's principal executive offices are located at 3603 Haven Avenue, Menlo Park, California 94025. The Company's telephone number at that location is (650) 306-1650.

SOLICITATION

    These proxy solicitation materials were mailed on or about February 28, 2000 to all shareholders entitled to vote at the meeting. The costs of soliciting these proxies will be borne by Landec. These costs will include the expenses of preparing and mailing proxy materials for the Annual Meeting and the reimbursement of brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of Landec's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

    Landec will provide a copy of its Annual Report on Form 10-K for the year ended October 31, 1999, including financial statements and financial statement schedules (but not exhibits), without charge to each shareholder upon written request to Gregory S. Skinner, Chief Financial Officer, Landec Corporation, 3603 Haven Avenue, Menlo Park, CA 94025 (telephone number: (650) 306-1650). Exhibits to the Annual Report may be obtained on written request to Mr. Skinner and payment of Landec's reasonable expenses in furnishing such exhibits.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Landec (Attention: Gregory
S. Skinner, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting of shareholders and voting in person.

VOTING

    Holders of Common Stock are entitled to one vote per share and holders of Series A Preferred Stock, each share of which is convertible into ten (10) shares of Common Stock, are entitled to one vote for each share of Common Stock into which such Preferred Stock could be converted.

    Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of Landec's transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present is required under California law for approval of proposals presented to shareholders. In addition, the shares voting affirmatively must also constitute at least a majority of the required quorum. In general, California law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in determining the approval of any matter submitted to the shareholders for a vote. Accordingly, abstentions will have the same effect as a vote against a proposal. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of directors, for ratification of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be counted for purposes of determining the presence of a quorum, but will not be considered as voting with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, Landec believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

RECORD DATE AND SHARE OWNERSHIP

    Only shareholders of record at the close of business on February 15, 2000, are entitled to notice of and to vote at the meeting. As of the record date, 15,924,476 shares of Landec's Common Stock, par value $0.001 per share, were issued and outstanding and 166,667 shares of Landec's Series A Preferred Stock, par value $0.001 per share, convertible into ten shares of Common Stock for each share of Preferred Stock, were issued and outstanding.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR LANDEC'S ANNUAL MEETING OF
  SHAREHOLDERS IN YEAR 2001

    Proposals of shareholders of Landec that are intended to be presented by such shareholders at its 2001 Annual Meeting of Shareholders must be received by the Chief Financial Officer of Landec no later than October 27, 2000, in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

    Also, if a shareholder does not notify Landec on or before January 12, 2001 of a proposal for the 2001 Annual Meeting of Shareholders, management intends to use its discretionary voting authority to vote on such proposal, even if the matter is not discussed in the proxy statement for the 2001 Annual Meeting of Shareholders.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

    Landec's bylaws currently provide for not less than four or more than seven directors, and its Articles of Incorporation provide for the classification of the Board of Directors into two classes serving staggered terms. Landec's Board of Directors currently consists of seven persons, including three Class I directors and four Class II directors. Each Class I and Class II director is elected for a two year term, with Class I directors elected in odd-numbers years (E.G., 2001) and the Class II directors elected in even numbered years (E.G., 2000). Accordingly, at the Annual Meeting, four Class II directors will be elected.

    The Board of Directors has nominated the four persons named below to serve as Class II directors until the next even-numbered year Annual Meeting during which their successors will be elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Landec's four nominees named below, all of whom are presently directors of Landec. In the event that any nominee of Landec is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. Assuming a quorum is present, the four nominees for director receiving the greatest number of votes cast at the Annual Meeting will be elected.

NOMINEES FOR CLASS II DIRECTORS

    The names of the nominees for Landec's Class II directors and certain other information about them as of January 7, 2000 are set forth below:

                                                                                           DIRECTOR
NAME OF NOMINEE                           AGE               PRINCIPAL OCCUPATION            SINCE
---------------                         --------   --------------------------------------  --------
Gary T. Steele........................     51      President, Chief Executive Officer and    1991
                                                     Chairman of the Board of Directors
                                                     of the Company
Kirby L. Cramer.......................     63      Chairman Emeritus of Hazleton             1994
                                                     Laboratories Corporation
Richard Dulude........................     66      Private Investor and Retired Vice         1996
                                                     Chairman, Corning, Inc.
Damion E. Wicker, M.D.................     39      General Partner of Chase Capital          1997
                                                   Partners

    Except as set forth below, each of the nominees has been engaged in the principal occupation set forth next to his name above during the past five years. There is no family relationship between any director or executive officer of Landec.

    Gary T. Steele has served as President, Chief Executive Officer and a director since September 1991 and as Chairman of the Board of Directors since January 1996. Mr. Steele has over 20 years of experience in the biotechnology, instrumentation and material science fields. From 1985 to 1991, Mr. Steele was President and Chief Executive Officer of Molecular Devices Corporation, a bioanalytical instrumentation company. From 1981 to 1985, Mr. Steele was Vice President, Product Development and Business Development at Genentech, Inc., a biomedical company focusing on pharmaceutical drug development. Mr. Steele has also worked with McKinsey and Co. and Shell Oil Company. Mr. Steele received a B.S. from Georgia Institute of Technology and an M.B.A. from Stanford University.

    Kirby L. Cramer has served as a director since December 1994. Since April 1987, Mr. Cramer has been Chairman Emeritus of Hazleton Laboratories Corporation. He also serves as a director of Immunex Corporation, Huntingdon Life Sciences, Sonosite, Inc., Ragen Mackenzie Group and several private companies. Mr. Cramer received a B.A. from Northwestern University, an M.B.A. from the University of Washington and completed the Advanced Management Program at Harvard Business School.

    Richard Dulude has served as a director since May 1996. Mr. Dulude retired as Vice Chairman of Corning Inc. in 1993 after a 36 year career in which he held various general management positions in Corning's telecommunications, materials, consumer and international businesses, including positions as Chairman and Chief Executive Officer of SIECOR Corporation and Chairman and Chief Executive Officer of Corning-Vitro Corporation. Mr. Dulude is currently a director of AMBAC, Inc. Mr. Dulude received a B.S. in Mechanical Engineering from Syracuse University.

    Damion E. Wicker, M.D. has served as a director since February 1997.
Dr. Wicker has been a general partner of Chase Capital Partners, responsible for medical venture capital investments since January 1997. From April 1993 to December 1996, Dr. Wicker was a principal of Chase Capital Partners. From June 1991 to April 1993, Dr. Wicker served as a founder and president of Adams Scientific, a biotechnology diagnostic company specializing in monoclonal and DNA probes for detection of infectious diseases. Dr. Wicker currently serves on the board of directors of Hepatix and Vitex, privately-held companies.
Dr. Wicker received a B.S. from the Massachusetts Institute of Technology, an M.D. from the Johns Hopkins University School of Medicine, and an M.B.A. from the Wharton School of the University of Pennsylvania.

CLASS I DIRECTORS

    Directors continuing in office until the 2001 annual meeting of shareholders:

                                                                                           DIRECTOR
NAME                                      AGE               PRINCIPAL OCCUPATION            SINCE
----                                    --------   --------------------------------------  --------
Frederick Frank.......................     67      Vice Chairman and Director of Lehman      1999
                                                     Brothers
Stephen E. Halprin....................     61      General Partner of OSCCO Ventures         1988
Richard S. Schneider, Ph.D............     58      General Partner of Domain Partners II,    1991
                                                     L.P.

    Except as set forth below, each of the Class I directors has been engaged in the principal occupation set forth next to his name above during the past five years.

    Frederick Frank has served as a director since December 1999. Mr. Frank has been with Lehman Brothers for 30 years and was named to his current position of Vice Chairman in 1996. Before that, Mr. Frank was associated with Smith Barney where he was Vice President, Co-Director of Research, and a director. During his 40 years on Wall Street, Mr. Frank has been involved in hundreds of financings and merger and acquisition transactions. He serves on the board of directors of several companies, including Diagnostic Products Corp., Digital Arts and Sciences, and eSoft, Inc. He is a graduate of Yale University and received an M.B.A. from Stanford University.

    Stephen E. Halprin has served as a director since April 1988. Since 1971, Mr. Halprin has been a general partner of OSCCO Ventures. Mr. Halprin has been an active member of the venture community since 1968 and serves on the Board of Directors of Hybrid Networks, Inc. and a number of privately-held technology companies. Mr. Halprin received a B.S. from the Massachusetts Institute of Technology and an M.B.A. from Stanford University.

    Richard S. Schneider, Ph.D. has served as a director since September 1991. Since October 1990, Dr. Schneider has been a general partner of Domain Associates and Domain Partners II, L.P. Dr. Schneider has over 25 years of product development experience in the fields of medical devices and biotechnology. Prior to his pursuing a career in venture capital, Dr. Schneider was Vice President of Product Development at Syva/Syntex Corporation and President of Biomedical Consulting Associates. He is a member of the Board of Directors of Fusion Medical Technologies, Inc. and a number of privately-held life science companies. Dr. Schneider received a Ph.D. in chemistry from the University of Wisconsin, Madison.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    The Board of Directors held a total of four meetings during the fiscal year ended October 31, 1999. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

    The Audit Committee of the Board of Directors currently consists of directors Stephen E. Halprin and Richard Dulude and held six meetings during fiscal year 1999. The Audit Committee recommends engagement of Landec's independent auditors and is primarily responsible for approving the services performed by the independent auditors and for reviewing and evaluating Landec's accounting principles and its system of internal accounting controls.

    The Compensation Committee of the Board of Directors currently consists of directors Kirby L. Cramer, Richard Dulude, and Richard S. Schneider and held three meetings during fiscal year 1999. The function of the Compensation Committee is to review and set the compensation of Landec's Chief Executive Officer and certain of its most highly compensated officers, including salary, bonuses and other incentive plans, stock options and other forms of compensation, to administer the Company's stock plans and approve stock option awards and to oversee the career development of senior management.

    The Nominating Committee of the Board of Directors was formed in December 1997 and currently consists of Kirby L. Cramer, Stephen E. Halprin, and Damion
E. Wicker. It did not meet in fiscal year 1999. The function of the Nominating Committee is to recommend qualified candidates for election as officers and directors of Landec. Shareholders wishing to recommend candidates for consideration by the Nominating Committee may do so by writing to the Secretary of Landec and providing the candidate's name, biographical data and qualifications.

    No incumbent director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he serves during the fiscal year ended October 31, 1999.

COMPENSATION OF DIRECTORS

    For the fiscal year ended October 31, 1999, directors did not receive any cash fees for services provided in that capacity but were reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof.

    Nonemployee directors of Landec are automatically granted options to purchase shares of Landec's Common Stock pursuant to the terms of the 1995 Directors' Stock Option Plan (the "Directors' Plan"). Under the Directors' Plan, each nonemployee director who has not previously been granted an equivalent option under any stock option plan of Landec will be granted a nonstatutory stock option to purchase 20,000 shares of Common Stock (the "First Option") on the date on which the optionee first becomes a nonemployee director. Thereafter, on the date of each annual meeting of the shareholders, such nonemployee director (including directors who were not eligible for a First Option) will be granted an additional option to purchase 10,000 shares of Common Stock (a "Subsequent Option") if, on such date, he or she shall have served on the Board of Directors for at least six months prior to the date of such annual meeting. The First Option and each Subsequent Option are fully vested and exercisable on the date of grant. Options granted under the Directors' Plan have an exercise price equal to the fair market value of Landec's Common Stock on the date of grant with a term of ten years.

    Subject to their election to the Board of Directors by the shareholders at the Annual Meeting, Messrs. Cramer and Dulude and Dr. Wicker, as well as
Mr. Halprin and Dr. Schneider, will each be automatically granted an option to purchase 10,000 shares of Common Stock on the date of the Annual Meeting pursuant to the Directors' Plan. As of January 28, 2000, options to purchase 4,492,777 shares of Landec's Common Stock were outstanding. As of the same date, Messrs. Cramer, Dulude, Frank, Halprin, Schneider, and Wicker, nonemployee directors, had been granted options to purchase 66,520, 49,000, 20,000, 36,956, 36,956 and 43,478 shares of Landec's Common Stock, respectively.

REQUIRED VOTE

    The four Class II director nominees receiving the highest number of affirmative votes of shares of Landec's capital stock present at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors to audit the financial statements of Landec for the fiscal year ending October 29, 2000, and recommends that the shareholders vote for ratification of this appointment. In the event the shareholders do not ratify such appointment, the Board of Directors will reconsider its selection. Ernst & Young LLP has audited Landec's financial statements for the fiscal years ending October 31, 1994 through 1999. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

    The ratification of the appointment of Ernst & Young LLP as Landec's independent auditors requires the affirmative vote of the holders of a majority of the shares of Landec's capital stock present at the Annual Meeting in person or by proxy and entitled to vote and constituting a majority of the required quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF ERNST & YOUNG LLP AS LANDEC'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING OCTOBER 29, 2000.

                       EXECUTIVE OFFICERS OF THE COMPANY

    The following sets forth certain information with regard to executive officers of Landec Corporation. Ages are as of January 7, 2000.

    Gary T. Steele (age 51) has been President and Chief Executive Officer since 1991 and Chairman of the Board of Directors since January 1996. Mr. Steele has over 18 years of experience in the biotechnology, instrumentation and material science fields. From 1985 to 1991, Mr. Steele was President and Chief Executive Officer of Molecular Devices Corporation, a bioanalytical instrumentation company. From 1981 to 1985, Mr. Steele was Vice President, Product Development and Business Development at Genentech, Inc., a biomedical company focusing on pharmaceutical drug development. Mr. Steele has also worked with McKinsey and Co. and Shell Oil Company.

    David D. Taft, Ph.D. (age 61) has been Chief Operating Officer since 1993. Dr. Taft also served as a director of Landec from June 1990 through December 1995. From February 1986 to April 1993, Dr. Taft was Vice President and Group Manager of the Manufacturing Group at Raychem Corporation. From July 1983 to January 1986, Dr. Taft was Group Manager of the Telecom Group at Raychem Corporation and was appointed to the position of Vice President in October 1984. Dr. Taft has over 25 years of experience in the specialty chemical industry in research and development, sales and marketing, manufacturing and general management. Prior to joining Raychem Corporation, Dr. Taft was Executive Vice President of the Chemical Products Division and a Director of Henkel Corporation, a chemical manufacturing company. Dr. Taft was also an executive with General Mills Chemicals.

    Ray F. Stewart, Ph.D (age 46) is Landec's founder and has served as Senior Vice President of Intellicoat Corporation since November 1996. From Landec's inception to November 1996 he served as the Vice President, Technology of Landec Corporation. He has also served as a director of Landec from 1986 to 1999.
Dr. Stewart has over 16 years of experience in the material science industry. Prior to founding Landec, Dr. Stewart worked at Raychem Corporation from 1979 to 1986. While at Raychem Corporation, Dr. Stewart managed development efforts in the areas of adhesives, plastic electrodes, sensors and synthetic polymer chemistry, and led the development and commercialization of several new product lines.

    Thomas F. Crowley (age 55) has been President and Chief Executive Officer of Intellicoat Corporation, a subsidiary of Landec, since November, 1996. From 1991 to 1995, Mr. Crowley was President and Chief Executive Officer of Broadcast Partners, a satellite communications firm serving farmers throughout North America with its FarmDayta information service. Broadcast Partners was a joint venture of Pioneer Hybrid, Farmland Industries and Illinois Farm Bureau and was sold to Data Transmission Network, Inc. in May 1996.

    A. Wayne Tamarelli, Ph.D. (age 58) has been Senior Vice President of Landec since April 1997, when Landec acquired Dock Resins Corporation, where he has served as the Chairman and Chief Executive Officer since 1983. Dr. Tamarelli has over 30 years of experience in specialty chemicals, advanced materials, and process licensing. He was formerly employed by Exxon Corporation, and later by Engelhard Corporation as Senior Vice President where he managed groups of worldwide businesses in chemicals, environmental protection products, and energy conservation technologies. Previously he was a professor at Carnegie-Mellon University. Dr. Tamarelli has been involved in leadership positions in a number of industry, community and civic organizations, including serving as a Chairman of the Synthetic Organic Chemical Manufacturers' Association, Chairman of the Chemical Industry Council of New Jersey, Chairman of the Metropolitan New York Paint and Coatings Association.

    Gregory S. Skinner (age 38) has been Chief Financial Officer and Vice President of Finance of Landec since November 1999. From May 1996 to
October 1999, Mr. Skinner served as Landec's Controller. From 1994 to 1996,
Mr. Skinner was Controller of DNA Plant Technology, an agricultural biotechnology company, and from 1988 to 1994 he was with Litton Industries, Inc. and Litton Electron

Devices, a defense contractor of electronic components, where he held a variety of managerial positions. Prior to joining Litton, Mr. Skinner was with Arthur Anderson & Company.

    Larry Greene (age 45) has been Vice President of Manufacturing since 1996. From 1995 to 1996, Mr. Greene served as General Manager of Landec's QuickCast-TM- business line. From 1993 to 1995, Mr. Greene served as Vice President of Product Development for Landec, and from 1987 to 1993 he held a variety of product development and commercial development positions. Prior to joining Landec, Mr. Greene was Manager of the Asia Pacific Region for Zoecon Corporation, a manufacturer of consumer and animal healthcare products, where he was responsible for product development, marketing and technology licensing in Japan, Taiwan, Korea and China.

    Guy J. Stokes (age 51) has been Vice President of Commercial Development for specialty polymers since October 1996. From 1995 to September 1996, he was a general partner and director of Resin Technology Incorporated in Daytona Beach, Florida, a developer of thermoset products. From 1976 to 1995, Mr. Stokes held a variety of sales, marketing and general management positions at Hexcel Corporation including Business Manager of the Resins Product Division and of Advanced Tooling Products.

                       COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth the beneficial ownership of Landec's Common Stock as of January 28, 2000 as to (i) each person who is known to beneficially own more than five percent of any class of Landec's voting stock, (ii) each of Landec's directors, (iii) each of the executive officers named in the Summary Compensation Table of this proxy statement, and (iv) all directors and executive officers as a group.

                                                                              SHARES BENEFICIALLY OWNED(1)
                                                       --------------------------------------------------------------------------
                                                                                     NUMBER OF                    COMMON STOCK
                                                                                     SHARES OF                        AND
                                                         NUMBER OF                    SERIES A                 SERIES A PREFERRED
5% SHAREHOLDERS, DIRECTORS, NAMED EXECUTIVE OFFICERS,    SHARES OF      PERCENT OF   PREFERRED    PERCENT OF   STOCK VOTING POWER
AND DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP         COMMON STOCK     TOTAL(2)      STOCK       TOTAL(3)        PERCENTAGE
-----------------------------------------------------  --------------   ----------   ----------   ----------   ------------------
Chase Venture Capital Associates, L.P...............     1,396,667(5)      8.74%             0         *              7.92%
380 Madison Avenue, 12th Floor
New York, NY 10128(4)

Zesiger Capital Group LLC...........................     1,301,200(6)      8.17%             0         *              7.40%
320 Park Avenue
30th Floor
New York, NY 10022

Vanguard Horizon Funds -- Vanguard Capital               1,015,000(7)      6.37%             0         *              5.77%
  Opportunity Fund..................................
P.O. Box 2600, VM #V34
Valley Forge, PA 19482(8)

Domain Partners II, L.P; Domain Associates..........       842,610(10)     5.29%             0         *              4.79%
One Palmer Square, Suite 515
Princeton, NJ 08542(9)

Michael Williams....................................     1,342,347         8.43%             0         *              7.63%
306 N. Main Street
Monticello, IN 47960(11)

Timothy Murphy......................................       833,333         5.23%             0         *              4.74%
4575 West Main Street
Guadalupe, CA 93434

Mr. Nicholas Tompkins...............................       833,333         5.23%             0         *              4.74%
Chief Executive Officer of Apio, Inc. and Senior Vice
  President(12)

Gary T. Steele......................................       413,369(13)     2.55%             0         *              2.31%
Chairman of the Board of Directors, Chief Executive
  Officer and President

David D. Taft, Ph.D.................................       276,409(14)     1.71%             0         *              1.55%
Chief Operating Officer

A. Wayne Tamarelli..................................       472,147(15)     2.96%             0         *              2.68%
Senior Vice President; Chairman of the Board of
  Directors and Chief Executive Officer of Dock
  Resins Corporation

Thomas Crowley......................................        33,288(16)        *              0         *                 *
President and Chief Executive Officer of Intellicoat
  Corporation

Joy T. Fry..........................................       164,119(17)     1.02%             0         *                 *
Vice President Administration

Damion E. Wicker, M.D., Director....................     1,396,667(18)     8.74%             0         *              7.92%

Kirby L. Cramer, Director...........................       110,000(19)        *              0         *                 *

Richard Dulude, Director............................        61,903(20)        *              0         *                 *

                                                                              SHARES BENEFICIALLY OWNED(1)
                                                       --------------------------------------------------------------------------
                                                                                     NUMBER OF                    COMMON STOCK
                                                                                     SHARES OF                        AND
                                                         NUMBER OF                    SERIES A                 SERIES A PREFERRED
5% SHAREHOLDERS, DIRECTORS, NAMED EXECUTIVE OFFICERS,    SHARES OF      PERCENT OF   PREFERRED    PERCENT OF   STOCK VOTING POWER
AND DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP         COMMON STOCK     TOTAL(2)      STOCK       TOTAL(3)        PERCENTAGE
-----------------------------------------------------  --------------   ----------   ----------   ----------   ------------------
Frederick Frank, Director...........................        20,000(21)        *      1,666,670(22)    100%            9.58%

Stephen E. Halprin, Director........................       102,657(23)        *              0         *                 *

Richard S. Schneider, Ph.D., Director...............       842,610(24)     5.29%             0         *              4.79%

All directors and executive officers as a group (17
  persons)..........................................     5,228,699(25)    32.84%     1,666,670       100%            39.05%

------------------------

*   Less than 1%.

 (1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of capital stock.

 (2) As of January 28, 2000, 15,923,831 shares of Common Stock were issued and outstanding. Percentages are calculated with respect to a holder of options exercisable prior to March 28, 2000 as if such holder had exercised its options. Option shares held by other holders are not included in the percentage calculation with respect to any other holder.

 (3) As of January 28, 2000, 166,667 shares of Series A Preferred Stock, convertible into 1,666,670 shares of Common Stock, were issued and outstanding.

 (4) This information is based on a Schedule 13G/A filed with the SEC on February 11, 2000 by Chase Venture Capital Associates, L.P.

 (5) This number includes 43,478 shares subject to outstanding stock options exercisable on or before March 28, 2000, which are owned by Damion E. Wicker, M.D., a director of Landec, who is a general partner of Chase Venture Capital Associates, L.P. Also includes 10,938 shares subject to outstanding stock options exercisable on or before March 28, 2000, which are owned by Mitchell Blutt, who is a general partner of Chase Venture Capital Associates, L.P.

 (6) This information is based on a Schedule 13G/A filed with the SEC on January 28, 2000 by Zesiger Capital Group LLC. Zesiger Capital Group LLC has sole voting power with respect to 729,000 shares, sole dispositive power with respect to 1,301,200 shares and has no shared voting or dispositive power.

 (7) This information is based on a Schedule 13G filed with the SEC on February 8, 2000 by Vanguard Horizon Funds -- Vanguard Capital Opportunity Fund.

 (8) Vanguard Horizon Funds -- Vanguard Capital Opportunity Fund have sole voting power and share dispositive power with respect to 1,015,000 shares.

 (9) This information is based on a Schedule 13G/A filed with the SEC on February 3, 2000, by Domain Partners II, L.P.

 (10) This number includes 793,951 shares owned by Domain Partners II, L.P. and 3,217 shares owned by Domain Associates, L.L.C. Dr. Schneider, who is a director of Landec, is a general partner of the general partner of Domain Partners II, L.P. Dr. Schneider disclaims beneficial ownership of the Domain Partners II, L.P. shares, except to the extent of his pecuniary interest in such shares. Pursuant to a letter agreement with Domain Associates, L.L.C., Dr. Schneider has beneficial ownership of 574 shares of the shares owned by Domain Associates, L.L.C. This also includes 12,903 shares held in a Trust of which Dr. Schneider is a beneficial owner and 10,292 shares owned directly by Dr. Schneider. This also includes 22,247 shares for which Dr. Schneider disclaims beneficial ownership which are subject to outstanding stock options exercisable on or before March 28, 2000.

 (11) Mr. Williams is President of Fielder's Choice Direct, a division of Intellicoat Corporation and Senior Vice President of Intellicoat Corporation, a subsidiary of Landec.

 (12) Mr. Tompkins is Chief Executive Officer of Apio, Inc., a subsidiary of Landec and Senior Vice President of Landec. This number includes 416,666 shares owned by Kathleen Tompkins, Mr. Tompkins wife.

 (13) This number includes 112,697 shares held in a Trust of which Mr. Steele is a beneficial owner and 5,772 shares owned directly by Mr. Steele and 3,000 shares owned by Mr. Steele's children. This also includes 291,900 shares subject to outstanding stock options exercisable on or before March 28, 2000.

 (14) This number includes 1,739 shares owned by Dr. Taft's children. This also includes 251,623 shares subject to outstanding stock options exercisable on or before March 28, 2000.

 (15) This number includes 12,187 shares subject to outstanding stock options exercisable on or before March 28, 2000.

 (16) This number includes 18,124 shares subject to outstanding stock options exercisable on or before March 28, 2000. Excludes 416,666 shares subject to outstanding Intellicoat Corporation stock options exercisable on or before March 28, 2000.

 (17) This number includes 140,271 shares subject to outstanding stock options exercisable on or before March 28, 2000.

 (18) This number includes 43,478 shares subject to outstanding stock options exercisable on or before March 28, 2000. Also includes 10,938 shares subject to outstanding stock options exercisable on or before March 28, 2000, which are owned by Mitchell Blutt who is a general partner of Chase Venture Capital Associates, L.P. Also includes 1,342,251 shares owned by Chase Venture Capital Associates, L.P., of which Dr. Wicker is a general partner. Dr. Wicker disclaims beneficial ownership of shares held by Chase Venture Capital Associates, L.P. and Mitchell Blutt except to the extent of his pecuniary interest in such shares.

 (19) This number includes 66,520 shares subject to outstanding stock options exercisable on or before March 28, 2000.

 (20) This number includes 49,000 shares subject to outstanding stock options exercisable on or before March 28, 2000.

 (21) This number includes 20,000 shares subject to outstanding stock options exercisable on or before March 28, 2000. This number does not include 166,670 shares of Series A Preferred Stock that are convertible into 1,666,670 shares of Common Stock.

 (22) This number includes 166,670 shares of Series A Preferred Stock that are convertible into 1,666,670 shares of Common Stock.

 (23) This number includes 20,033 shares owned by OSCCO III, L.P. of which Mr. Halprin is a general partner. Includes 51,319 shares held in a Trust of which Mr. Halprin is a beneficial owner. Also includes 31,305 shares subject to outstanding stock options exercisable on or before March 28, 2000. Mr. Halprin disclaims beneficial ownership in the shares owned by OSCCO III, L.P. except to the extent of his pecuniary interest therein.

 (24) This number includes 793,951 shares owned by Domain Partners II, L.P. and 3,217 shares owned by Domain Associates, L.L.C. Dr. Schneider, who is a director of Landec, is a general partner of the general partner of Domain Associates II, L.P. Dr. Schneider disclaims beneficial ownership of the Domain Partners II, L.P. shares, except to the extent of his pecuniary interest in such shares. Pursuant to a letter agreement with Domain Associates, L.L.C., Dr. Schneider has beneficial ownership of 574 shares of the shares owned by Domain Associates, L.L.C. This number also includes 12,903 shares held in a Trust of which Dr. Schneider is a beneficial owner and 10,292 shares owned directly by Dr. Schneider. Also includes 22,247 shares for which Dr. Schneider disclaims beneficial ownership which are subject to outstanding stock options exercisable on or before March 28, 2000.

 (25) This number includes an aggregate of 1,182,336 shares held by officers and directors which are subject to outstanding stock option exercisable on or before March 28, 2000. Also includes 1,342,251 shares owned by Chase Venture Capital Associates, L.P., (of which Dr. Wicker, a director of the Company, is a general partner) and 797,168 shares owned by Domain Partners II, L.P. and Domain Associates (of which Dr. Schneider, a director of the Company, is a general partner). This number also includes 20,033 shares owned by OSCCO III, L.P. of which Mr. Halprin is a general partner.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF LANDEC'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH IN THIS PROXY STATEMENT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

GENERAL

    Landec's executive compensation policies are determined by the Compensation Committee (the "Committee") of the Board of Directors. The Committee is comprised of three non-employee directors.

    The objective of Landec's executive compensation program is to align executive compensation with the Company's business objectives and performance, and to enable the Company to attract, retain and reward executives who contribute to the long-term business success. Landec's executive compensation program is based on the same four basic principles that guide compensation decisions for all employees of Landec:

    - Compensate for demonstrated and sustained performance.

    - Compensate competitively.

    - Strive for equity and fairness in the administration of compensation.

    - Ensure that each employee understands how his or her compensation is determined.

    Landec believes in compensating its executives for demonstrated and sustained levels of performance in their individual jobs. The achievement of higher levels of performance and contribution are rewarded by higher levels of compensation. In order to ensure that it compensates its executives competitively, Landec regularly compares its compensation practices to those of other companies of comparable size within similar industries. Through the use of independent compensation surveys and analysis, employee compensation training, and periodic pay reviews, Landec strives to ensure that compensation is administered equitably and fairly and that a balance is maintained between how executives are paid relative to other employees and relative to executives with similar responsibilities in comparable companies.

    The Committee meets at least twice annually. Additionally, the Committee may hold special meetings to approve the compensation program of a newly hired executive or an executive whose scope of responsibility has significantly changed. Each year, the Committee meets with the Chief Executive Officer ("CEO") regarding executive compensation projections for the next three years and proposals for executive compensation for the next operating year. Compensation plans are based on compensation surveys and assessments as to the demonstrated and sustained performance of the individual executives. The Committee then independently reviews the performance of the CEO and Landec, and develops the annual compensation plan for the CEO based on competitive compensation data and the Committee's evaluation of the CEO's demonstrated and sustained performance and its expectation as to his future contributions in leading Landec. At a subsequent meeting of the full Board of Directors, the Committee presents for adoption its findings on the compensation of each individual executive.

COMPENSATION OF EXECUTIVE OFFICERS

    During the fiscal year that ended on October 31, 1999, the executive compensation program was comprised of the following key components: base salary, annual bonus, and equity-based incentives.

  BASE SALARY.

    The Compensation Committee annually reviews the salaries of executives. When setting base salary levels, in a manner consistent with the objectives outlined above, the Committee considers competitive market conditions for executive compensation, Company performance and individual performance.

  ANNUAL BONUS.

    Landec's cash bonus program seeks to motivate executives to work effectively to achieve the Company's financial performance objectives and to reward them when objectives are met. Fiscal year 1999 executive bonus payments for Messrs. Skinner and Tamarelli and Ms. Fry were based upon specified components of revenue, margin and other strategic objectives.

  EQUITY-BASED INCENTIVES.

    Stock options are an important component of the total compensation of executives. Landec believes that stock options align the interests of each executive with those of the shareholders. They also provide executives a significant, long-term interest in Landec's success and help retain key executives in a competitive market for executive talent.

    The 1996 Stock Option Plan authorizes the Committee to grant stock options to executives. The number of shares owned by, or subject to options held by, each executive officer is periodically reviewed and additional awards are considered based on past performance of the executive and the relative holdings of other executives of Landec and at other companies in the comparable industry. The option grants generally utilize four-year vesting periods to encourage executives to continue contributing to Landec, and they expire ten years from the date of grant.

  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER.

    The CEO's compensation plan includes the same elements and performance measures as the plans of the other executive officers. The Compensation Committee evaluates the performance of the CEO, sets his base compensation and determines bonuses and awards stock or option grants, if any.

    Mr. Steele's salary for fiscal year 1999 was $304,648, compared to $306,730 for fiscal year 1998. He received a bonus of $120,000 for fiscal year 1999 and did not receive a bonus for fiscal year 1998. This reflects Mr. Steele's performance against pre-determined goals and objectives for the fiscal year as well as his role in the attainment of Landec's overall objectives.

  DEDUCTIBILITY OF EXECUTIVE COMPENSATION.

    The Committee has considered the impact of Section 162(m) of the Internal Revenue Code, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, unless such compensation meets the requirements for the "performance-based" exception to the general rule. Since the cash compensation paid by Landec to each of its executive officers is expected to be below $1 million, the Committee believes that this section will not affect the tax deductions available to Landec. It will be the Committee's policy to qualify, to the extent reasonable, the executive officers' compensation for deductibility under applicable tax law.

COMPENSATION COMMITTEE


    /s/ KIRBY L. CRAMER            /s/ RICHARD DULUDE          /s/ RICHARD S. SCHNEIDER, PH.D.
--------------------------     --------------------------     ---------------------------------
      Kirby L. Cramer                Richard Dulude              Richard S. Schneider, Ph.D.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal year 1999, Mr. Cramer, Mr. Dulude and Dr. Schneider served as members of the Compensation Committee. Landec has a consulting agreement with Mr. Dulude pursuant to which he earned $30,000 per year in 1997 and 1998 and $1,000 in 1999 and will continue to earn $1,000 per year until terminated and pursuant to which he was granted stock options to purchase 4,000 shares of Landec's Common Stock.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

    The following Summary Compensation Table sets forth the compensation earned by the Chief Executive Officer and the four other highest-paid executive officers whose salary and bonus for the fiscal year ended on October 31, 1999 were in excess of $100,000 (collectively, the "Named Executive Officers") for services rendered in all capacities for that fiscal year, as well as the compensation earned by each such individual for the two preceding fiscal years.

                                           ANNUAL COMPENSATION                LONG-TERM COMPENSATION AWARDS
                                      ------------------------------   -------------------------------------------
                                                                                  RESTRICTED
                                       FISCAL     SALARY     BONUS      STOCK        STOCK          ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR      ($)(1)     ($)(2)    OPTIONS    AWARD($)(3)   COMPENSATION($)(4)
---------------------------           --------   --------   --------   --------   -----------   ------------------
Gary T. Steele......................    1999     304,648    120,000          0           0             1,908
  Chief Executive Officer, President    1998     306,730          0    450,000      12,697             2,444
  and Chairman of the Board             1997     258,333     75,000    350,000           0             3,830

David D. Taft.......................    1999     253,001          0     50,000           0                 0
  Chief Operating Officer               1998     225,385     23,000    145,000           0             1,313
                                        1997     205,000     25,000     45,000           0               830

A. Wayne Tamarelli..................    1999     180,000     33,750     45,000           0                 0
  Senior Vice President; Chief          1998     178,077     40,500          0      51,613               330
  Executive Officer and Chairman of     1997      92,069          0    460,000           0            12,193
  the Board of Dock Resins
  Corporation(5)(6)

Thomas Crowley......................    1999     180,000          0     15,000           0                 0
  President and Chief Executive         1998     177,115          0     25,000      10,323               545
  Officer                               1997     165,000          0    500,000(8)        0               830
  of Intellicoat Corporation(7)

Joy T. Fry..........................    1999     160,000     35,000     30,000           0                 0
  Vice President, Administration and    1998     156,153          0    130,000           0                 0
  former Chief Financial Officer        1997     137,500     25,000     50,000           0               830

------------------------

(1) Includes amounts deferred under Landec's 401(k) plan.

(2) Includes bonuses earned in the indicated year and paid in the subsequent year. Excludes bonuses paid in the indicated year but earned in the preceding year.

(3) Subject to the right of repurchase, at cost, by Landec, which lapsed a rate of 1/12th of the total number of shares purchased at the end of each month following the date of purchase.

(4) Comprised of premiums paid by Landec under its group term life insurance policy. For Mr. Steele, also includes premiums paid by Landec under its disability insurance policy.

(5) Dock Resins is a subsidiary of Landec.

(6) Mr. Tamarelli became a Senior Vice President of Landec in April 1997, and the stated amount represents the compensation earned from April to the end of fiscal year 1997.

(7) Intellicoat Corporation ("Intellicoat") is a subsidiary of Landec.

(8) This number represents options to purchase Common Stock of Intellicoat.

                    STOCK OPTION GRANTS IN FISCAL YEAR 1999

    The following table sets forth information for the Named Executive Officers with respect to grants of options to purchase Common Stock of Landec made in the fiscal year ended October 31, 1999.

                                          INDIVIDUAL GRANTS
                                     ---------------------------                               GRANT DATE
                                      NUMBER OF      % OF TOTAL                                   VALUE
                                      SECURITIES    OPTIONS/SARS                              -------------
                                      UNDERLYING     GRANTED TO    EXERCISE OR                 GRANT DATE
                                     OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION   PRESENT VALUE
NAME                                   GRANTED*     FISCAL YEAR      ($/SH)         DATE         ($) (1)
----                                 ------------   ------------   -----------   ----------   -------------
Gary T. Steele.....................          0             0         n/a            n/a               0

David D. Taft......................     50,000(2)       8.15%        $4.938      2/11/2009       90,109

A. Wayne Tamarelli.................     45,000(2)       7.34%        $4.938      2/11/2009       81,618

Thomas Crowley.....................     15,000(2)       2.45%        $4.938      2/11/2009       27,206

Joy T. Fry.........................     30,000(2)       4.89%        $4.938      2/11/2009       54,065

------------------------

* Stock options granted pursuant to the 1996 Stock Option Plan generally vest in 2.08% increments monthly commencing 30 days from the date of the grant, becoming fully vested on the fourth anniversary of the date of the grant.

** Total number of options granted by the Company to employees for the fiscal year ended October 31, 1999 was 613,000 shares.

(1) Landec uses a Black-Scholes model of option valuation to determine grant date present value. Landec does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. Calculations for the Named Executive Officers are based on a 3.3 year expected option life which reflects Landec's experience that its options, on average, are exercised within 3.3 years of grant. Other assumptions used for the valuations are: interest rate (risk-free rate of return) of 5.08%; annual dividend yield of 0%; and volatility of 43%. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon a number of factors, including the future performance of the Common Stock, overall market conditions and the timing of option exercises, if any.

(2) Granted pursuant to the 1996 Stock Option Plan.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999
                       AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information for the executive officers named in the Summary Compensation Table with respect to stock options held by each of them as of October 31, 1999. During the fiscal year that ended on October 31, 1999, no shares were acquired by the Named Executive Officers upon exercise of options.

                                                 NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                                              OPTIONS AT FISCAL YEAR-END           AT FISCAL YEAR-END
NAME                                        (EXERCISABLE/UNEXERCISABLE)(1)   (EXERCISABLE/UNEXERCISABLE)(2)
----                                        ------------------------------   ------------------------------
Gary T. Steele............................        253,983/391,668                    $720,040/0
David D. Taft.............................        231,310/120,211                    $587,023/0
A. Wayne Tamarelli........................         7,500/37,500                         $0/0
Thomas Crowley............................         13,958/26,042                        $0/0
Joy T. Fry................................        123,778/95,884                     $209,864/0

------------------------

(1) No stock appreciation rights (SARs) were outstanding during fiscal year
    1999.

(2) Based on the closing price of Landec's Common Stock as reported on the NASDAQ National Market System on October 29, 1999 of $4.438 per share minus the exercise price of the in-the-money options.

                               PERFORMANCE GRAPH

    The following graph summarizes cumulative total shareholder return data (assuming reinvestment of dividends) for the period since Landec's stock was first registered under Section 12 of the Securities Exchange Act of 1934 (February 15, 1996). The graph assumes that $100 was invested (i) on February 15, 1996 in the Common Stock of Landec at a price per share of $12.00, the price at which such stock was first offered to the public on that date,
(ii) on January 31, 1996 in the Standard & Poor's 500 Stock Index and (iii) on January 31, 1996 in the NASDAQ Industrial Index. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

         [EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

    The following description data are supplied in accordance with Rule 304(d) of Regulation S-T:

                                                    1/31/96(1)   10/31/96   10/31/97   10/30/98   10/29/99
                                                    ----------   --------   --------   --------   --------
Landec Corporation................................      100        73.96      40.63      32.82      36.98
Standard & Poor's 500 Index.......................      100       110.89     143.80     172.74     214.29
NASDAQ Industrial Index...........................      100       111.05     141.84     115.02     172.73

------------------------

(1) February 15, 1996 for Landec Corporation.

      EMPLOYMENT CONTRACTS, CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In April 1997, in connection with the purchase of Dock Resins Corporation, Landec entered into an employment agreement with Dr. Tamarelli, for a term of five years. Under the employment agreement, Dr. Tamarelli was and will be employed as Senior Vice President of Landec and Chairman and Chief Executive Officer of Dock Resins Corporation until April 2002. Furthermore, Landec elected Dr. Tamarelli to the Board of Directors of Dock Resins Corporation. Also, in the case of involuntary termination other than for cause or Dr. Tamarelli's resignation for good reason, salary will continue to be paid through April 2002.

    In September 1997, in connection with the merger of Landec's subsidiary, Intellicoat Corporation, with Fielder's Choice Direct, Landec entered into an employment agreement with Michael Williams, President of the Fielder's Choice, for a term of two years. Under this employment agreement, Mr. Williams was employed as Senior Vice President of Intellicoat Corporation until
September 1999, at an annual salary of $156,177. In addition, on November 1, 1998, the Company made a secured loan of $500,000 to Mr. Williams. The loan carries an interest rate of 7.5% per annum and is due and payable before July 31, 2000. The balance of this loan as of October 31, 1999, was $137,736.

    On November 19, 1999, Landec sold 166,667 shares of Series A Preferred Stock (representing 1,666,670 shares of common stock on an as-converted basis) to Mr. Frederick Frank at a price of $60.00 per share for $10,000,000 and paid
Mr. Frank $800,000 as a finder's fee pursuant to a Series A Preferred Stock Purchase Agreement between Mr. Frank and Landec.

    In connection with the purchase of Apio, Inc., and certain related entities (the "Apio Acquisition") Landec entered into an employment agreement with Mr. Nicholas Tompkins for a term of five (5) years at an initial annual salary of $200,000. Under the employment agreement, Mr. Tompkins was and will be employed as a Senior Vice President of Landec and Chief Executive Officer of Apio, Inc., a wholly-owned subsidiary of Landec. Also, in the case of his involuntary termination other than for cause or his resignation for good reason, his salary will continue to be paid until December 2004. Pursuant to the employment agreement, Mr. Tompkins was issued options to purchase up to 1,000,000 shares of Common Stock of Landec, and an option to purchase up to 2,000,000 shares of common stock of Apio, Inc. In addition, in connection with the Apio Acquisition, Mr. Tompkins may receive earn-out payments of up to $10 million if Apio exceeds certain earnings targets in 2000 and 2001.

    In connection with the Apio Acquisition, Landec entered into an employment agreement with Mr. Timothy Murphy for a term of one (1) year at an annual salary of $100,000. In the case of Mr. Murphy's involuntary termination other than for cause or his resignation for good reason, his salary will continue to be paid until December 2000. In addition, in connection with the Apio Acquisition, Mr. Murphy will receive deferred payments totalling $1,060,000 over the next five years.

    Mr. Frank, a director, is Vice Chairman of Lehman Brothers Inc. ("Lehman Brothers"). As compensation for services rendered by Lehman Brothers in connection with the closing of the Apio Acquisition, Landec (i) issued 62,500 shares of Common Stock of Landec to Lehman Brothers and (ii) paid Lehman Brothers a total of $450,000 in cash before expenses, pursuant to a letter agreement between Landec and Lehman Brothers. From time to time, Lehman Brothers or its affiliates have provided, and may continue to provide, investment banking services to Landec, for which they received or will receive customary fees.
Mr. Frank has no personal interest in these transactions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires Landec's directors and executive officers, and persons who own more than ten percent of a registered class of Landec's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and holders of more than ten percent of the Company's Common Stock are required by SEC regulations to furnish Landec with copies of all Section 16(a) forms they file.

    To Landec's knowledge, based solely upon review of the copies of such reports furnished to Landec and written representations that no other reports were required, during the fiscal year ended October 31, 1999 all Section
16(a) filing requirements applicable to Landec's officers, directors and holders of more than ten percent of Landec's Common Stock were complied with, except that (1) Mr. Frank of Lehman Brothers filed a Form 3 late; and (2) Chase Venture Capital Associates and Dr. Schneider filed Form 4's late.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

    It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ GEOFFREY P. LEONARD

                                          GEOFFREY P. LEONARD
                                          SECRETARY

PROXY                                                                      PROXY

                      2000 ANNUAL MEETING OF SHAREHOLDERS

    The undersigned shareholder of Landec Corporation, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated February 28, 2000, and hereby appoints Gary T. Steele and Gregory S. Skinner, and each of them, with full power of substitution, as proxies and attorneys-in-fact, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Landec Corporation to be held on April 12, 2000 at 5:00 p.m. local time, at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065, and at any adjournment or postponement thereof, and to vote all shares of capital stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) FOR the Election of Directors in the manner described in the Proxy Statement and (2) FOR the proposal to ratify the selection of Ernst & Young LLP as Landec's independent auditors for the fiscal year ending
October 29, 2000.

/X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). The Board of Directors unanimously recommends a vote FOR all nominees for directors and proposal 2.

1. Election of Directors

   FOR all Nominees: Gary T. Steele, Kirby L. Cramer, Richard Dulude, Damion E. Wicker, M.D.

    / / FOR                / / AGAINST                / / ABSTAIN

   For all nominees except as noted:
  (INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name on the space provided below)
  ------------------------------------------------------------------------------

CONTINUED AND TO BE SIGNED ON REVERSE SIDE                      SEE REVERSE SIDE

2. To ratify the appointment of Ernst & Young LLP as independent auditors of Landec for the fiscal year ending October 29, 2000.

    / / FOR                             / / AGAINST

   and in their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment hereof.

                                                DATED: ___________________, 2000

                                                --------------------------------
                                                           SIGNATURE

                                                --------------------------------
                                                           SIGNATURE

                                                PLEASE MARK, SIGN, DATE AND
                                                RETURN THE PROXY CARD USING THE
                                                ENCLOSED ENVELOPE. Please sign
                                                exactly as name appears hereon.
                                                Where shares are held by joint
                                                tenants, both should sign. When
                                                signing as attorney, executor,
                                                administrator, trustee, or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name by President or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.